EXHIBIT 1.3

     English translation of the Constitutional Documents of Stichting Administratiekantoor ABN AMRO Holding:

o    Articles of Association

o    Trust Conditions

                            Articles of Association

                Stichting Administratiekantoor ABN AMRO Holding



Today, the fourteenth of April, two thousand,
      Ms Esther Jose de Klerk, employed by M.J. Meijer & Co., notaries, choosing domicile in this matter at Keizersgracht 695-697, 1017 DW Amsterdam, born in Amsterdam on the twenty-fourth of April, nineteen hundred and seventy, unmarried and not registered as a registered partner, holding identity card number T19024165, appeared before me, Rudolf Jan Cornelis van Helden, notary in Amsterdam, acting in this matter as the representative under a written authorisation (in a privately executed deed of authorisation, the existence of which deed has been satisfactorily proven to me, notary, and which is attached to this deed) of the Stichting Administratiekantoor ABN AMRO Holding (the 'Foundation') having its registered office at Gustav Mahlerlaan 10, 1082 PP Amsterdam and registered with the Chamber of Commerce and Industry in Amsterdam under file number 41209557.
The person appearing declared that:
The Board of the Foundation has passed a resolution in accordance with Article 14 of its charter, to amend the charter.
The prior approval of the Managing Board and the Supervisory Board of ABN AMRO Holding N.V., required under Article 14(2), was granted on the ninth and twelfth of November one thousand nine hundred and ninety-nine respectively, and extracts of the minutes of those meetings are attached to this deed.
The resolution to amend the charter was then discussed in the meeting of depositary receipt holders of ABN AMRO Holding N.V., which meeting was held on the tenth of January two thousand, and of which I as notary have prepared a notarial record.
The charter of the Foundation was laid down in a deed dated the fifteenth of June one thousand nine hundred and ninety, executed before me as notary.
The person appearing then declared that the following amendments have been made to the Foundation's charter:
Article 2
---------
Add a new paragraph e:
Notwithstanding the provisions of paragraph d, the Board of the Foundation may pass a resolution that the voting rights attached to shares held by the Foundation may be exercised by or on behalf of the holders of the corresponding depositary receipts, with due observance of any provisions that have been or may be laid down in the Trust Conditions, such that the depositary receipt holders may exercise the voting rights according to their own judgement, providing that in granting the authorisation, voting rights shall be linked to the equity participation of the preference shares in proportion to the value of the ordinary shares.
For as long as authorisations have been issued, the Board shall limit the voting rights on

                          M.J. Meijer & Co., notaries


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the other shares held by the Foundation to the equity participation of the preference shares in proportion to the value of the ordinary shares. The existing paragraph e is renamed paragraph f.
Article 5
---------
Add: paragraph 7 (new)
7.    The following may not be appointed as "B" Board members:
      a. members of the Managing Board or the Supervisory Board of the Company and/or its subsidiaries;
      b. spouses or relatives by blood or marriage up to and including the fourth degree, of members of the Managing Board or the Supervisory Board of the Company and/or its subsidiaries;
      c.    employees of the Company and/or its subsidiaries;
      d.    permanent advisers of the Company and/or its subsidiaries;
      e. former members of the Managing Board, former members of the Supervisory Board and former employees of the Company and/or of its subsidiaries;
      f. former advisers within the meaning of paragraph d above, but only for the first three years after they cease to be an adviser;
      g. members of the Managing Board and employees of any banking institution with which the Company has a long-term and significant relationship.
Article 11, add a new paragraph
-------------------------------
7. Before calling a general meeting of shareholders of the Company, the Board shall pass a resolution on whether or not to grant voting rights. Furthermore, before each general meeting of shareholders of the Company, the Board shall determine the ratio of the value of the preference shares to the value of the ordinary shares and the resulting number of votes that can be granted, with due observance of the provisions of the Trust Conditions.
Therefore the charter now reads in full as follows:
Name, registered office and term
--------------------------------
Article 1
---------
1.    The Foundation shall be known as:
      Stichting Administratiekantoor ABN AMRO Holding
2.    It shall have its registered office in Amsterdam.
3.    The Foundation has been formed for an indefinite period.
Object
------
Article 2
---------
The object of the foundation shall be:
a. The issue of exchangeable bearer depositary receipts for registered preference shares in the authorised capital of the company limited by shares ABN AMRO Holding N.V., which has its registered office in Amsterdam and is referred to hereinafter as: the Company;
b. The management and administration of the shares referred to above under a;
c. The collection of dividends made payable on those shares, and other distributions, and payment thereof to the holders of the depositary receipts referred to above, as well as the exercise of claim rights;

                          M.J. Meijer & Co., notaries
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d.    The exercise of all the rights attached to the shares, including voting rights, so as to promote the interests of the Company, its business and all parties involved with these as well as possible;
e. Notwithstanding the provisions of paragraph d, the Board of the Foundation may pass a resolution that the voting rights attached to shares held by the Foundation may be exercised by or on behalf of the holders of the corresponding depositary receipts, with due observance of any provisions that have been or may be laid down in the Trust Conditions, such that the depositary receipt holders may exercise the voting rights according to their own judgement, providing that in granting the authorisation, voting rights shall be linked to the equity participation of the preference shares in proportion to the value of the ordinary shares.
      For as long as authorisations have been issued, the Board shall limit the voting rights on the other shares held by the Foundation to the equity participation of the preference shares in proportion to the value of the ordinary shares.
f. The carrying out of all acts in the widest sense, connected with, arising out of or possibly conducive to the above, providing that any business activity which could result in a commercial risk for the Foundation shall be excluded.
Article 3
---------
1. The administration of the shares referred to in Article 2, as well as the exercise of the rights attached to the shares, shall take place with due observance of the Trust conditions applicable in this regard; the activities connected with the administration of the shares shall be carried out as laid down in Article 12.
2. The foundation shall not alienate the shares belonging to it, nor encumber them, other than by way of exchange of the depositary receipts granted by it, or transfer of the administration of shares conducted by it to a successor appointed by the Company for that purpose.
Financial means
---------------
Article 4
---------
The financial means of the Foundation shall consist of the costs to be paid by the Company and/or other lawful income.
The Board
---------
Article 5
---------
1.    The Board of the Foundation shall consist of three members, namely:
      a. one Board member, to be appointed by the Managing Board of the Company, with the approval of the Supervisory Board. This member must be a member of the Managing Board or the Supervisory Board of the Company ("A" Board member);
      b. two Board members, to be appointed in each case by the Board of the Foundation, with the approval of the Managing Board and the Supervisory Board of the Company ("B" Board members).
      Only natural persons may be Board members.
2. Subject to the provisions of the law, a Board member shall cease to be a Board member:
      a.   on his death;
      b.   on his voluntary retirement or retirement by rotation;

                          M.J. Meijer & Co., notaries
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      c.   on his losing the power to dispose freely of his assets;
      d. where an "A" Board member is concerned: on termination of that member's office as a supervisory director or as managing director of the Company, or on the member's suspension in that capacity;
      e.   on his attaining the age of seventy-two years.
3.    The term of office of a Board member shall be four years.
      A Board member may be reappointed immediately on retiring.
      If the number of members falls below three, the vacancy or vacancies shall be filled immediately.
4. Each Board member may be dismissed or suspended from that office at any time by the party who appointed him.
5. If an appointment is to be made or approval sought pursuant to the preceding paragraphs of this Article, the Board shall invite the relevant body to make the appointment or grant the approval.
6. In the event of the retirement of a Board member by rotation, the appointment of a successor shall take place in sufficient time to ensure that the retiring Board member is replaced by the time he leaves office. A Board member whose term of office has expired shall remain in office as long as no decision has been made on his successor or where it has been decided that the vacancy is not to be filled.
7.    The following may not be appointed as "B" Board members:
      a. members of the Managing Board or the Supervisory Board of the Company and/or its subsidiaries;
      b. spouses or relatives by blood or marriage up to and including the fourth degree, of members of the Managing Board or the Supervisory Board of the Company and/or its subsidiaries;
      c.   employees of the Company and/or its subsidiaries;
      d.   permanent advisers of the Company and/or its subsidiaries;
      e. former members of the Managing Board, former members of the Supervisory Board and former employees of the Company and/or of its subsidiaries;
      f. former advisers within the meaning of paragraph d above, but only for the first three years after they cease to be an adviser;
      g. members of the Managing Board and employees of any banking institution with which the Company has a long-term and significant relationship.
Article 6
---------
The Board shall appoint one of the "B" Board members to be chairman of the
Board.
The Board shall appoint a vice-chairman from among its members, and shall appoint a secretary, whether or not from among its members.
Representation
--------------
Article 7
---------
1. The Foundation shall be represented at law and otherwise by two Board members acting together, of whom at least one must be the "A" Board member.
2. The voting rights on shares in the Company which are the property of the Foundation shall be exercised in accordance with a resolution of the Board of the Foundation. The Board may appoint one of its members by means of this resolution to represent the


                          M.J. Meijer & Co., notaries
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      Foundation at meetings of shareholders of the Company.
Board meetings and Board resolutions
------------------------------------
Article 8
---------
1.    Board meetings shall be held in Amsterdam.
2. Meetings shall be held whenever the chairman deems it desirable or at the written request of one of the other Board members.
      If the chairman does not comply with such a request in such a way that the meeting can be held within three weeks of the request, the person making the request shall have authority to call a meeting himself.
3.    At least one meeting shall be held every year.
Calling meetings
----------------
Article 9
---------
1.    Meetings shall be called in writing, at least seven days before the day of the meeting. The chairman shall have authority to reduce this period to three days in cases which he judges to be urgent.
2. Notices calling meetings shall state the matters to be dealt with in addition to the place and time.
Passing resolutions
--------------------
Article 10
----------
1. Meetings shall be chaired by the chairman of the Board; in that person's absence the meeting shall appoint its own chairman.
2.    The secretary or another person present requested to do so by the chairman shall keep minutes of the proceedings of the meetings.
      The minutes shall be approved and signed by the chairman and the minute taker.
3. The Board may only pass valid resolutions at a meeting if a majority of the members are present or represented at the meeting. In any meeting of the Board at which one "B" Board member is present and is not representing his fellow "B" Board member, he shall be entitled to cast three votes, and the "A" Board member two votes.
4. A Board member may be represented at a meeting by a fellow Board member under a written proxy. A "B" Board member may only grant a proxy to his fellow "B" Board member.
Voting
------
Article 11
----------
1 All voting at meetings shall be oral, unless the chairman deems a written vote desirable or one of the persons entitled to vote requires this in relation to a vote. A written vote shall be taken using unsigned, closed ballot papers.
2.    Abstentions shall be treated as votes not cast.
3. Each Board member shall be entitled to cast one vote, however the provisions of Article 10(3) must be observed. Insofar as this charter does not prescribe a larger majority, all Board resolutions shall be passed on an absolute majority of votes validly cast.
4. Provided all Board members are present at a Board meeting, valid resolutions may be passed on all matters arising, provided they are passed unanimously, even if the rules in the charter on calling and holding meetings have not been observed.

                          M.J. Meijer & Co., notaries
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5.    The Board may also pass resolutions without a meeting, providing all
      Board members have been given the opportunity to express their opinion in writing, by telegraph or by telex or fax, and none of them has objected to this method of passing resolutions.
      The secretary shall prepare a report on a resolution passed in this way, attaching the answers received, and this shall be attached to the minutes after the chairman has added his signature.
6. The chairman shall decide on all disputes relating to votes, not covered in the charter.
7. Before calling a general meeting of shareholders of the Company, the Board shall pass a resolution on whether or not to grant voting rights. Furthermore, before each general meeting of shareholders of the Company, the Board shall determine the ratio of the value of the preference shares to the value of the ordinary shares and the resulting number of votes that can be granted, with due observance of the provisions of the Trust Conditions.
Delegation
----------
Article 12
----------
The Foundation may place the work connected with the administration of the Company's shares with another Trust office.
Financial year, balance sheet and statement of income and expenditure
---------------------------------------------------------------------
Article 13
----------
1. The financial year of the Foundation shall run concurrently with the calendar year.
2. The Board shall keep such records of the Foundation's financial situation as allow its rights and obligations to be ascertained from them at any time.
3. After the end of every financial year, a balance sheet and statement of income and expenditure shall be prepared and submitted to the Board members for consideration.
Amending the charter, dissolution
---------------------------------
Article 14
----------
1. A resolution to amend the provisions of the charter or to dissolve the Foundation may only be passed by the Board with a majority of at least two-thirds of the votes cast at a Board meeting at which a majority of the Board members are present or represented.
2. A resolution to amend the charter or to dissolve the Foundation shall require the prior approval of the Managing Board and the Supervisory Board of Company. A resolution to this effect must be discussed in a meeting of depositary receipt holders as described in the Trust Conditions.
3. The amendment of the charter shall require a notarial deed. Each Board member individually shall have authority to execute such a deed.
4. A resolution to dissolve the Foundation may not be passed until either the shares acquired by the Foundation for the purpose of management have been transferred to the depositary receipt holders, or the shares have been transferred, also for the purposes of management, to the successor referred to in Article 3(2), which successor shall then take over the Foundation's obligations towards depositary receipt holders.
      Liquidation shall be carried out by the Board of the Foundation.
      Any resulting positive balance on liquidation shall be applied for a purpose determined by the liquidators. The provisions of the charter shall remain in force throughout the liquidation.


                          M.J. Meijer & Co., notaries
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Article 15
----------
All cases not provided for by the charter shall be decided by the Board. ______________________________________________________________Signed as a deed.
Executed in Amsterdam on the date stated at the head of this deed. The person appearing is known to me, notary. The contents of the deed have been communicated and explained to her. The person appearing has stated that she does not require the deed to be read out in full, that she has already noted the contents of the deed and agrees the contents.
Immediately after its limited reading, this deed was signed, first by the person appearing and thereafter by me as notary.
Signed: E.J. de Klerk; R. van Helden, notary.
                                                          ISSUED AS A TRUE COPY



                          M.J. Meijer & Co., notaries

               Trust Conditions of Stichting Administratiekantoor
                               ABN AMRO Holding




             Notarial deed of amendments of the Trustconditions of
                Stichting Administratiekantoor ABN AMRO Holding
                               (The Trust Office)

                               as per 17 May 2001


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Definitions
-----------
Article 1
---------
The following definitions shall apply in these Trust Conditions:
1. the Trust Office: the Foundation: Stichting Administratiekantoor ABN AMRO Holding, having its registered office in Amsterdam;
2.    the Company: ABN AMRO Holding N.V., having its registered office in
      Amsterdam;
3.    share: a preference share issued by the Company;
4. depositary receipt: the rights acquired by the holder of a preference share in relation to the Trust Office on transfer of the share to the Trust Office for the purpose of management, by virtue of that transfer, where transfer by the holder shall include the issue or distribution of shares by the Company.
5. Necigef: the Netherlands Central Securities Depository as referred to in the Securities Giro Act (Wet giraal effectenverkeer).
The objective in Article 2 of the Foundation's charter reads as follows:
a. the issue of exchangeable registered or bearer depositary receipts for registered preference shares in the authorised capital of the company limited by shares ABN AMRO Holding N.V., having its registered office in Amsterdam, hereinafter referred to as: the Company;
b.    the control and administration of the shares referred to above under a;
c. the collection of dividends made payable on these shares and the collection of other distributions, and the payment of these to the holders of the depositary receipts referred to above as well as the exercise of claim rights;
d. the exercise of all the rights attached to the shares including voting rights, so as to promote the interests of the Company, related enterprises and all parties involved as well as possible;
e. Notwithstanding the provisions of paragraph d, the Board of the Foundation may pass a resolution that the voting rights attached to shares held by the Foundation may be exercised by or on behalf of the holders of the corresponding depositary receipts, duly observing any provisions that have been or may be laid down in the Trust Conditions, such that the depositary receipt holders may exercise the voting rights according to their own judgement, providing that in granting the authorisation, voting rights shall be linked to the equity participation of the preference shares, in proportion to the value of the ordinary shares.
      For as long as authorisations have been issued, the Board shall limit the voting rights on the other shares held by the Foundation to the equity participation of the preference shares in proportion to the value of the ordinary shares.
f. the carrying out of all acts in the widest sense, connected with, arising out of or possibly conducive to the above, providing that any business activity which could result in a commercial risk for the Foundation shall be excluded.
Article 2
---------
1. The Trust Office shall administer registered shares made out in its own name, and issue in return for them a number of exchangeable registered or bearer depositary receipts corresponding to the number of shares. Bearer depositary receipts may carry a


                          M.J. Meijer & Co., notaries
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      provision as referred to in Section 36(5) of the Securities Giro Act.
      No certificates shall be issued for registered depositary receipts. Where registered depositary receipts form part of a collective deposit or a dematerialised securities deposit within the meaning of the Securities Giro Act, these may be made out in the name of an affiliated institution or the Central Securties Depository, with a note to the effect that the depositary receipts form part of the collective deposit of the relevant type of securities with the affiliated institution, or the dematerialised deposit of that type of securities. Delivery of depositary receipts is possible.
2. The Trust Office shall collect the dividends made payable on these shares together with other distributions and pay them to the holders of the depositary receipts.
3. The shares to be administered by the Trust Office shall be registered in the Company's share register in the name of the Trust Office, with a note to the effect that the Trust Office may not deal with the shares in any way without the cooperation of the third party as referred to in Article 3.
4. 1. The depositary receipts for ordinary shares shall be bearer or registered depositary receipts.
4. 2. The Trust Office shall maintain a register of the holders of registered depositary receipts. All such registrations and notes shall furthermore be included in this register, and extracts shall be issued from it accordingly, as may be prescribed by the law relating to the registers of registered shareholders in the capital of companies limited by shares.
4. 3. The holder of a registered depositary receipt, not being an affiliated institution within the meaning of the Securities Giro Act or Necigef, may only transfer it to an affiliated institution or to Necigef.
5. The transfer and creation of a right of usufruct or pledge in respect of a depositary receipt for shares in the company, where the depositary receipt forms part of a collective deposit or the dematerialised securities deposit as referred to in the Securities Giro Act, shall take place in the manner prescribed in that Act.
Notary/third party
------------------
Article 3
---------
The following shall be designated as third parties within the meaning of Appendix II of the Listing and Issuing Rules of Euronext Amsterdam N.V.: the notaries affiliated to the office of M.J. Meijer & Co., notaries practising in Amsterdam, or their successors and assigns, and their deputies. Each third party, or his deputy, shall have authority to act independently.
The third party shall assume no liability other than that arising out of these Trust Conditions in connection with the check to ensure that the shares for which the depositary receipts are issued have been registered in the name of the Trust Office in the company's share register in the manner prescribed, and the registered depositary receipts have been registered in the register of depositary receipt holders, as the Trust Office and the company undertake to do.
The Trust Office may, in consultation with the Company, designate another third party, in which case the name of the newly designated third party shall be announced in an advertisement without delay.
Collection of dividends
-----------------------

                          M.J. Meijer & Co., notaries
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Article 4
---------
1. The collection of dividends or other distributions on the shares, as well as all other acts prescribed in relation to the shares to be administered, shall take place for the account and at the risk of the depositary receipt holders.
2. Once received, dividends shall be paid out at a location in Amsterdam to be announced in an advertisement. If capital repayments are received in any form, the Trust Office shall account for these as it thinks most suitable.
3. Where there is a choice between a distribution in cash and a distribution in any other form, the Trust Office shall announce this in advance in an advertisement, as far as possible giving the depositary receipt holders the opportunity, to choose themselves, until the fourth day before the day on which the choice must be made by the Trust Office.
4. Where the Trust Office has not been notified of the depositary receipt holders' wishes by four days before the day on which the choice must be made, the Trust Office shall make the choice it deems advantageous to the depositary receipt holders. The Trust Office shall announce the choice it intends to make in an advertisement.
5. Where the Company grants shareholders a pre-emptive right on the issue of new shares, the Trust Office shall give the depositary receipt holders the opportunity to exercise the pre-emptive right correspondingly in relation to the depositary receipts.
Article 5
---------
1. The issue of new depositary receipts, payments on depositary receipts and exchange, as well as all other acts in relation to the Company, shall take place at an address in Amsterdam to be announced in an advertisement.
2. This address shall be open for making payable and for all other dealings, on each working day from nine until twelve o'clock, except on Saturdays, and otherwise as determined by the Trust Office.
Exchange
--------
Article 6
---------
The Trust Office declares that it is prepared at all times to exchange shares for depositary receipts. The Trust Office shall not charge depositary receipt holders any costs or fee for this.
Article 7
---------
1 The Trust Office shall pay out the dividends and other distributions collected by it to or for the benefit of the depositary receipt holders, without any deduction for commission or costs. The Trust Office may recover from the depositary receipt holders all such charges, taxes and costs as it may incur in whatever form as holder of the shares on account of its shareholding or any income from its shareholding.
2. The claims of depositary receipt holders on the Trust Office for the payment of dividends and other distributions shall lapse after the expiry of 20 years.
Limited exchangeability
-----------------------
Article 8
---------
1. Where the holder of a registered depositary receipt, recorded in the register of depositary receipt holders, applies for exchange of his depositary receipt by the transfer to him of a registered share in return for his giving up the depositary receipt, the Trust

                          M.J. Meijer & Co., notaries
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      Office shall transfer a registered share to him and ask the Company to acknowledge the transfer and record it in the share register, after which the depositary receipt shall be cancelled and the Trust Office shall remove the depositary receipt holder from the register of depositary receipt holders. Exchange shall not be possible where this would lead to a conflict with Article 14 of the Company's articles of association.
2. Where necessary due to special circumstances, the Trust Office may, having made an announcement in the manner provided in Article 10, temporarily exclude the opportunity to issue or exchange depositary receipts. Such a resolution shall require the prior approval of Euronext Amsterdam N.V.
Costs
-----
Article 9
---------
All costs arising out of these conditions, including those incurred in producing depositary receipts, shall be borne by the Company, except where explicitly provided otherwise in these Trust Conditions. On exchange of depositary receipts, the Trust Office shall charge the applicant an exchange fee of one euro cent (EUR 0.01) per depositary receipt, with a minimum amount of twenty-five euros (EUR 25) per exchange.
Announcements
-------------
Article 10
----------
All announcements to be made to depositary receipt holders shall be made in the way described in the rules on requirements for listing on the Official Market at the Amsterdam Stock Exchange, including advertisements in at least one national daily newspaper and in the Official List of Euronext Amsterdam N.V. or in an official publication replacing it under a resolution of the Council of Euronext Amsterdam N.V.
All publications the Company has undertaken to make under the Trust Conditions or on any other grounds shall be deposited in Amsterdam for general inspection as soon as possible after publication, and shall be made available to depositary receipt holders free of charge.
Article 11
----------
1. The Company's annual accounts, the professional audit certificate in relation to these and the report of the Company's Managing Board as well as all publications the Company has undertaken to make under the Trust Conditions or on any other grounds shall be deposited in Amsterdam for general inspection as soon as possible after publication, and copies shall be made available to depositary receipt holders free of charge.
2. Immediately after publication of the annual accounts and the report of the Company's Managing Board, the Trust Office shall publish a report of its activities during the year under review, stating the nominal amount of the shares under administration, which report shall be made available to depositary receipt holders free of charge in Amsterdam.
      The report may also be included in the Company's annual report.
Article 12
----------
The Trust Office shall not be liable for loss or disadvantage suffered as a result of any act carried out in relation to this administration, nor shall it be liable for persons or bodies used by it for intermediary services in good faith.


                          M.J. Meijer & Co., notaries
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                                                                              6
Voting rights
-------------
Article 13
----------
1. The Trust Office shall be entitled to exercise the voting rights attached to the shares as it deems fit, duly observing its objectives.
2. However, the Trust Office undertakes, in the event of a motion being submitted changing the rights attached to the shares under administration, to notify the depositary receipt holders by an advertisement published if possible at least 14 days in advance, of its intention to exercise its voting rights or not to exercise them, without any requirement to state how it will vote.
3. Depositary receipt holders may attend the general meetings of shareholders, duly observing the relevant provisions in the Company's articles of association. They may address the meeting.
4. Where a depositary receipt holder intends to attend a general meeting of shareholders of the Company, he must deposit a deposit receipt issued by a banking institution at the place indicated in the notice calling that meeting, in accordance with Article 30(2) of the Company's articles of association.
5. The Trust Office may decide to grant written proxies to depositary receipt holders when so requested, allowing the exercise, subject to the provisions below, of the voting rights attached to the shares held by the Trust Office corresponding with that depositary receipt, at a general meeting of shareholders of the Company.
      The voting rights shall be linked to the equity participation of the depositary receipts in proportion to the value of the ordinary shares. Voting rights shall be calculated on the basis of the total value (determined with reference to the stock exchange price) of the number of depositary receipts for which the holder has requested voting proxies, divided by the stock exchange price of one ordinary share, which stock exchange prices shall be equal to the closing price on the last stock exchange day of the month preceding the calling of the relevant general meeting of shareholders.
      The resulting figure shall be rounded up to the nearest whole number where the first digit to the right of the decimal point is five or above, and rounded down to the nearest whole number where it is lower;
6. The Trust Office shall not take a decision to grant a proxy as described above, and proxies granted shall be withdrawn, if the Trust Office deems the grant of proxies in accordance with its objectives to be in conflict with the interests of the Company and related enterprises, for example if in the opinion of the Trust Office, one or more of the following circumstances arise:
      a. someone has made or announced a public offer for all shares or depositary receipts for shares in the authorised capital of the Company or part of it, or there is a risk that such a circumstance may arise;
      b. someone has voting rights, whether or not together with others, amounting to at least five per cent (5%) of the total votes to be cast, taking into account proxies granted, or has announced the intention to attain such an interest, or there is a risk that such a circumstance may arise;
      c. someone has failed to comply with a legal obligation to disclose his major holding

                          M.J. Meijer & Co., notaries
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                                                                              7
            in the Company;
      d. someone has acted in a way seriously conflicting with the rules applying to the preparation and issue of a public offer within the meaning of paragraph (a);
      e. the conduct of a depositary receipt holder and/or shareholder has seriously damaged the interests of the Company and related enterprises, or there is a risk that such a circumstance may arise;
      f. a depositary receipt holder and/or shareholder has terminated or jeopardised the continued existence of the business of another legal person or company over which he exercised influence and this was not necessary for business reasons;
      g. other circumstances on the basis of which it is probable that any exercise of voting rights by depositary receipt holders will be in conflict with the interests of the Company and related enterprises.
      Before the Trust Office takes any decision on whether or not to grant proxies, it may but is not obliged to consult the Managing Board and/or the Supervisory Board of the Company.
      In the event of depositary receipt holders not being allowed to vote as proxies at a General Meeting of Shareholders of the Company as described above, the Trust Office shall present an explanation at that meeting of its decision not to grant any proxies, or to withdraw proxies already granted.
7. The proxy referred to in paragraph 5 shall be granted in writing for a general meeting of shareholders of the Company, as referred to in the proxy, and shall indicate the number of votes that may be cast under that proxy. The proxy shall cease to be valid at the end of the relevant meeting, or on withdrawal of the decision to grant the proxy.
      Depositary receipt holders shall be free, where the Trust Office has granted them a proxy, to grant a written proxy to a third party, duly observing the conditions and restrictions on the proxy granted to them as described above, to vote at the General Meeting of Shareholders referred to in the proxy.
8. The Trust Office shall ensure that in calling a general meeting of shareholders of the Company, reference is made to any entitlement of depositary receipt holders to apply for a proxy, and to the conditions and formalities which must be observed. The Trust Office shall also ensure that in calling the meeting, an indication is given of how the proportion of votes will be determined, in view of the provisions of paragraph 5.
Meetings of depositary receipt holders
--------------------------------------
Article 14
----------
1. Where the Trust Office deems it desirable to know the opinion of depositary receipt holders on a specific subject, it may call a meeting of depositary receipt holders by way of an advertisement either setting out the contents of the agenda and of all the documents with which the depositary receipt holders should be familiar with when dealing with the items on the agenda, or indicating where these documents may be obtained free of charge in Amsterdam; the meeting must be called, and the documents made available, no later than on the 15th day preceding the day of the meeting.
2. With regard to the voting and/or attendance rights of depositary receipt holders, the Trust Office shall treat as a depositary receipt holder anyone named in a written certificate from an affiliated institution within the meaning of the Securities Giro Act


                          M.J. Meijer & Co., notaries
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                                                                              8


      to the effect that on the date indicated by the Trust Office, the person named in the certificate is entitled, as a participant, to the stated number of depositary receipts in its collective deposit of depositary receipts.
3. Depositary receipt holders wishing to be represented at the meeting by proxy authorised in writing, must submit the proxy relating to the meeting to the offices of the Trust Office within the time period set out in paragraph 2. The depositary receipt holders or their proxies shall sign the attendance list before the meeting is opened, indicating the number of depositary receipts they represent.
4. The chairman of a meeting shall decide on any disputes arising on the question of whether a depositary receipt holder or proxy has provided sufficient proof of identity to attend the meeting and exercise voting rights, as well as all other questions connected with the smooth transacting of the business of the meeting.
5. Meetings shall be presided over by a chairman to be designated by the Trust Office, and shall be held in Amsterdam.
6. Voting rights shall be exercised by the depositary receipt holders present in proportion to the number of depositary receipts deposited by them before the meeting. One vote may be cast for each depositary receipt for one share.
Amendments
----------
Article 15
----------
The Trust Conditions may be amended by the Trust Office on giving proper notice. Any such amendments shall only come into effect after the approval of Euronext Amsterdam N.V. has been obtained. However, in the case of amendments to these Trust Conditions reducing the rights or securities of depositary receipt holders or imposing any charges on depositary receipt holders, the amendments shall only come into effect three months after the date of amendment of the deed. During this period, the depositary receipt holders must be given the opportunity to exchange their depositary receipts free of charge. Where amendments are necessary or desirable as a result of changes to the shares administered, the amendments shall not entitle depositary receipt holders to exchange free of charge.
Article 16
----------
1. In the event of the administration being transferred to another Trust Office, whether as a result of the Trust Office being dissolved, or because the Trust Office or the Company wishes to end the Trust Office's appointment in relation to this administration, the Company shall prepare a motion for the appointment of a new trust office, with the approval of the Trust Office. A meeting of depositary receipt holders shall then be called, to which the provisions of Article 14 of these Conditions shall apply, and which meeting shall be asked to pass a resolution approving the motion for the appointment. If the Company fails to put forward a motion for an appointment, or if the Trust Office and/or the meeting of depositary receipt holders does not approve it as requested, either party shall then be authorised to request a decision from the Council of Euronext Amsterdam N.V., which decision shall be binding on all parties.
2. The successor trust office shall take over all obligations arising out of the present conditions. The successor trust office shall take up the appointment two months after the notification referred to in Article 19. The Trust Office shall transfer the shares in the Company under its administration to its successor within the period set for this. On


                          M.J. Meijer & Co., notaries
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                                                                              9


      transfer of the administration, for two months after notification of the transfer, depositary receipt holders shall if they wish be able to exchange their depositary receipts for shares of the same nominal value, free of charge, duly observing the provisions of the Company's articles of association.
3. On transfer of the administration, the Trust Office and its successor shall ensure that a new register of depositary receipt holders is drawn up, in which Necigef and any other registered depositary receipt holders shall be registered as holders of registered depositary receipts for the same number as they were registered for in the old register, and the old register shall be destroyed under the supervision of the notary/third party, duly observing Necigef's rules under the Securities Giro Act.
Article 17
----------
The administration may only be discontinued with the approval of the Company, which approval may be given by a resolution of the Company's Managing Board, approved by the Supervisory Board.
Article 18
----------
1. On discontinuation of the administration, shares shall be transferred free of charge on submission of depositary receipts for the same nominal amount, duly observing the provisions of the Company's articles of association.
2. On discontinuation of the administration, a period of at least two years from the day of notification shall be set, within which depositary receipts may be exchanged for shares in the way described above. During this period, these Trust Conditions shall remain in force, subject to any amendments as referred to in Article 15, and with the exception that the issue of depositary receipts shall cease subject to the provisions of
      Article 20.
3. After expiry of the period referred to, the Trust Office shall be entitled, after consultation with Euronext Amsterdam N.V., to transfer to a third party the shares still under administration at the expense of and at the risk of the holders of the then outstanding depositary receipts, or to sell them and to hold the sale proceeds for the holders of the then outstanding depositary receipts.
Article 19
----------
Discontinuation or transfer of the administration shall be notified in the manner stated in Article 10.
Article 20
----------
The issue of depositary receipts shall be possible for a period of two months after notification of the discontinuation or transfer of the administration, provided that the Trust Office is informed, no later than the fourth day after the date of the notification in the Official List of Euronext Amsterdam N.V., of the number of shares to be offered for the issue of depositary receipts, and it must be shown that the shares were acquired on or before the day of notification of the discontinuation or transfer of the administration. The period of three (3) months referred to in Article 15, insofar as it is applicable, expired on the tenth of April two thousand.

Legal relationship
------------------
Article 21
----------
The legal relationship between depositary receipt holders or former depositary receipt holders as such on the one hand and the Trust Office as such on the other hand shall be


                          M.J. Meijer & Co., notaries
governed by Dutch law. All disputes arising in connection with or out of these Trust Conditions shall be adjudicated in the first instance by the competent court in Amsterdam.
Article 22
----------
Anyone offering shares to be exchanged for depositary receipts, anyone on whose behalf shares are so offered, and anyone later acquiring such depositary receipts, shall become a party to the provisions of this deed and any amendments to it, merely by virtue of that offer.
Article 23
----------
Copies of these trust conditions shall be made available free of cost at the Trust Office and in another place in Amsterdam to be announced in the manner described in Article 10, and shall be available for inspection at these offices and at the premises of the third party referred to in Article 3.



                          M.J. Meijer & Co., notaries